UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2013

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania	19103
199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 4, 2013, Chemtura Corporation (“Chemtura”) amended and restated its senior secured revolving credit facility agreement, dated as of November 10, 2010 (as amended and restated, the “Senior Asset Based Facilities Agreement”), among Chemtura and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as U.S. administrative agent and collateral agent and as foreign administrative agent (the “Administrative Agent”), the other agents party thereto and the Lenders party thereto. Under the Senior Asset Based Facilities Agreement, the Lenders will provide a five-year revolving facility (the “Senior US Asset Based Facility”) from the date of the amendment and restatement in an amount of up to $175 million available to Chemtura and certain other domestic subsidiary borrowers, and a five-year revolving facility (the “Senior Foreign Asset Based Facility”, and together with the Senior US Asset Based Facility, the “Senior Asset Based Facilities”) from the date of the amendment and restatement in an amount of up to 60 million Euros available to Chemtura Sales Europe B.V., a Netherlands subsidiary of Chemtura (the “Foreign Borrower”), subject in each case to availability under a borrowing base. The Senior Asset Based Facilities contain a $125 million letter of credit sub-facility.

The revolving loans under the Senior Asset Based Facilities will bear interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (which varies depending on the currency in which the loans are borrowed) plus a margin of between 0.50% and 1.00% for loans denominated in U.S. dollars or between 1.50% and 2.00% for loans denominated in other currencies, in each case based on the average excess availability under the Senior Asset Based Facilities for the preceding quarter; or (b) the current reserve adjusted Eurocurrency Rate plus a margin of between 1.50% and 2.00% based on the average excess availability under the Senior Asset Based Facilities for the preceding quarter.

Chemtura’s obligations (and the obligations of the other borrowing subsidiaries) under the Senior US Asset Based Facility will continue to be guaranteed on a secured basis by all of the existing domestic subsidiaries of Chemtura that were borrowers or guarantors prior to the amendment of the Senior Asset Based Facilities, and by certain of our future direct and indirect domestic subsidiaries (collectively, the “US Loan Parties”). The Foreign Borrower’s obligations under the Senior Foreign Asset Based Facility will be guaranteed on a secured basis by Chemtura Europe GmbH, a Swiss subsidiary of Chemtura (the “Foreign Guarantor”), and will be guaranteed and secured on a junior priority basis by the US Loan Parties.

The obligations and guarantees under the Senior US Asset Based Facility will continue to be secured by (i) a first-priority security interest in the US Loan Parties’ existing and future inventory and accounts receivable, together with general intangibles relating to inventory and accounts receivable, contract rights under agreements relating to inventory and accounts receivable, documents relating to inventory, supporting obligations and letter-of-credit rights relating to inventory and accounts receivable, instruments evidencing payment for inventory and accounts receivable; money, cash, cash equivalents, securities and other property held by the Administrative Agent or any lender under the Senior US Asset Based Facility; deposit accounts, credits and balances with any financial institution with which any US Loan Party maintains deposits and which contain proceeds of, or collections on, inventory and accounts receivable; books, records and other property related to or referring to any of the foregoing and proceeds of any of the foregoing (the “Senior US Asset Based Priority Collateral”); and (ii) a second-priority security interest in substantially all of the US Loan Parties’ other assets (the “Term Loan Priority Collateral”), including (x) 100% of the capital stock of US Loan Parties’ direct domestic subsidiaries held by the US Loan Parties and 100% of the non-voting capital stock of the US Loan Parties’ direct foreign subsidiaries held by the US Loan Parties, and (y) 65% of the voting capital stock of the US Loan Parties’ direct foreign subsidiaries (to the extent held by the US Loan Parties), in each case subject to certain exceptions set forth in the Senior Asset Based Facilities Agreement and the related loan documentation. The obligations and guarantees under the Senior Foreign Asset Based Facility will be secured by (i) a first priority security interest on certain of the Foreign Borrower’s accounts receivable and receivables collection accounts and certain of the Foreign Guarantor’s inventory; (ii) a second-priority security interest in the Senior US Asset Based Priority Collateral; and (iii) a third-priority security interest in the Term Loan Priority Collateral; in each case subject to certain exceptions set forth in the Senior Asset Based facilities and the related loan documentation.

Mandatory prepayments of the loans under the Senior US Asset Based Facility (and cash collateralization of outstanding letters of credit) shall be required (i) to the extent the usage of the Senior US Asset Based Facility exceeds the lesser of (x) the borrowing base for the Senior US Asset Based Facility and (y) the then effective commitments under the Senior US Asset Based Facility, and mandatory prepayments of the loans under the Senior Foreign Asset Based Facility shall be required (i) to the extent the usage of the Senior Foreign Asset Based Facility exceeds the lesser of (x) the borrowing base for the Senior Foreign Asset Based Facility and (y) the then effective commitments under the Senior Foreign Asset Based Facility. Mandatory prepayments of the loans under the Senior Asset Based Facilities (and cash collateralization of outstanding letters of credit) shall also be required, subject to exceptions, thresholds and reinvestment rights, with the proceeds of certain sales or casualty events of assets on which the Senior Asset Based Facilities have a first priority security interest (but, with respect to collateral under the Senior US Asset Based Facility, solely during a cash dominion period).

The Senior Asset Based Facilities Agreement contains certain affirmative and negative covenants (applicable to Chemtura, the other borrowing subsidiaries, the guarantors and their respective subsidiaries other than unrestricted subsidiaries), including, without limitation, covenants requiring financial reporting and notices of certain events, and covenants imposing limitations on incurrence of indebtedness and guaranties; liens; loans and investments; asset dispositions; dividends, redemptions, and repurchases of stock and prepayments, redemptions and repurchases of certain indebtedness; mergers, consolidations, acquisitions, joint ventures or creation of subsidiaries; material changes in business; transactions with affiliates; restrictions on distributions from restricted subsidiaries and granting of negative pledges; changes in accounting and reporting; sale leasebacks; and speculative transactions, and a springing financial covenant requiring a minimum trailing four quarter fixed charge coverage ratio of 1.0 to 1.0 at all times during (A) any period from the date when the amount available for borrowings under the Senior Asset Based Facilities falls below the greater of (i) $25 million and (ii) 10% of the aggregate commitments to the date such available amount has been equal to or greater than the greater of (i) $25 million and (ii) 10% of the aggregate commitments for 30 consecutive days, or (B) any period from the date when the amount available for borrowings under the Senior US Asset Based Facility falls below the greater of (i) $17.5 million and (ii) 10% of the aggregate commitments under the Senior US Asset Based Facility to the date such available amount has been equal to or greater than the greater of (i) $17.5 million and (ii) 10% of the aggregate commitments under the Senior US Asset Based Facility for 30 consecutive days.

The Senior Asset Based Facilities Agreement contains certain events of default (applicable to Chemtura, the other borrowers, the guarantors and their respective restricted subsidiaries), including nonpayment of principal, interest, fees or other amounts, violation of covenants, material inaccuracy of representations and warranties, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, a change in control, and actual or asserted invalidity of liens or guarantees or any collateral document, in certain cases subject to the threshold amounts and grace periods set forth in the Senior Asset Based Facilities Agreement.

The foregoing summary of the Senior Asset Based Facilities Agreement and the related guaranties and security agreement are qualified in their entirety by reference to the actual Senior Asset Based Facilities Agreement, guaranties and security agreement which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Asset Based Facilities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Senior Secured Revolving Credit Facilities Agreement, dated as of November 10, 2010 and as amended and restated as of December 4, 2013, among Chemtura Corporation and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as U.S. administrative agent and collateral agent and as foreign administrative agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto (the “Amended and Restated Senior Secured Revolving Credit Facilities Agreement”).

4.2	U.S. Guaranty, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.3	Foreign Guaranty, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.4	U.S. Security Agreement, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.5	Foreign Security Agreement, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date:    December 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Senior Secured Revolving Credit Facilities Agreement, dated as of November 10, 2010 and as amended and restated as of December 4, 2013, among Chemtura Corporation and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as U.S. administrative agent and collateral agent and as foreign administrative agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto (the “Amended and Restated Senior Secured Revolving Credit facilities Agreement”).

4.2	U.S. Guaranty, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.3	Foreign Guaranty, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.4	U.S. Security Agreement, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.

4.5	Foreign Security Agreement, dated as of December 4, 2013, pursuant to the Amended and Restated Senior Secured Revolving Credit Facilities Agreement.